EXHIBIT 99.2

TPT Global Tech's VüMe Live Super App Partners with Dooya Media Group to Expand Live Sports, Music, and Pay-Per-View Content to 90 Million Homes in the US

Topic: Partnerships

Wednesday, 12 March 2025 08:30 AM

Strategic Partnership Expands Premium Content across the US and Worldwide

SAN DIEGO, CA / ACCESS Newswire / March 12, 2025 / TPT Global Tech (OTC PINK:TPTW) www.tptglobaltech.com has closed a deal to add nearly two thousand hours of fiction, non-fiction and animated content to its VüMe Live Super App. The output deal also includes countless hours of Live Streams of Sports (Professional Boxing, MMA, Soccer) and Music events from around the world, in AVOD and PPV verticals.

The bulk of the content is through a license deal with Dooya Media Group (DMG), a prominent player in the content and streaming industry with over 100 content partners across more than 40 platforms including Apple TV, Cox, The Roku Channel, Tubi, Pluto and Univision.

Additional content will be produced for VüMe by the TPT Global Tech subsidiary Blue Collar Productions who has a current documentary in release on Amazon Prime Video, and is currently producing new content for Amazon Prime Video, Apple TV Plus, Netflix and others. www.bluecollarproductions.com

"The licensing of these materials marks a significant milestone for the VüMe Live Super App," said Stephen Thomas, CEO of TPT Global Tech. "By incorporating DMG's extensive live and on-demand content, we are enhancing our platform's value proposition, offering users unparalleled access to premium events, and expanding our global footprint."

"It is the latest step in VüMe Live's continued expansion strategy that includes multiple content channels in Sports, Movies, Documentaries, Health & Wellness, Music and countless other areas that will provide users with a first-class experience and generate pay-per-view and ad revenues for the company." www.vumesuperapp.com

"We are excited to collaborate with VϋMe Live Super App, bringing premium content to a dynamic platform that redefines engagement and connectivity.", said John Wells, CEO of Dooya Media Group

The collaboration also introduces a bidirectional syndication model, enabling VüMe Originals, exclusive sports content, and high-profile live events to be distributed across DMG's vast streaming network. This strategy not only amplifies visibility for VüMe content creators but also provides advertisers and sponsors with access to a highly engaged and expansive audience.

With this partnership, the VüMe Live SuperApp is quickly becoming a premier destination for sports enthusiasts and music lovers alike, offering a comprehensive platform for premium PPV events, exclusive concerts, championship fights, and more, all accessible directly through their devices.

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VüMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

About Dooya

Dooya Media Group, Inc. (Dooya) is a leading OTT video services provider which offers superior data-driven solutions to create, distribute and monetize Free Ad Supported Television (FAST) Channels. Specialists in bringing live sporting events and engaging entertainment to streaming platforms worldwide, Dooya partners with hundreds of quality content providers and 60+ OTT platform partners. The company's extensive programming spans a wide range of sports including combat, football, basketball, women's baseball/softball, pickleball, jai alai and air soft, as well as niche genres and marquee live events, http://dooyatv.com/

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.